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                                        March 21, 1997


                                    REMINDER
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Dear Shareowners of Preferred Stock of
Pennsylvania Power & Light Company:

     RE:  TENDER OFFER FOR ALL OF PP&L'S PREFERRED STOCK
          ----------------------------------------------

     Recently, you received information pertaining to the Tender Offer by PP&L Resources, Inc. for any and all outstanding shares of the following Preferred Stock of Pennsylvania Power & Light Company:

                 4 1/2% Preferred Stock (CUSIP No. 709051-40-3)
              3.35% Series Preferred Stock (CUSIP No. 709051-20-5) 4.40% Series Preferred Stock (CUSIP No. 709051-30-4) 4.60% Series Preferred Stock (CUSIP No. 709051-50-2) 5.95% Series Preferred Stock (CUSIP No. 709051-66-8)
              6.05% Series Preferred Stock (CUSIP No. 709051-65-0)
             6.125% Series Preferred Stock (CUSIP No. 709051-68-4)
              6.15% Series Preferred Stock (CUSIP No. 709051-64-3)
              6.33% Series Preferred Stock (CUSIP No. 709051-69-2) 6.75% Series Preferred Stock (CUSIP No. 709051-67-6)

     This offer gives you the opportunity to sell your shares at a price which PP&L Resources, Inc. believes to be a premium over the market price and without the usual transaction costs associated with a market sale.

     PLEASE BE AWARE THAT THE TENDER OFFER IS SET TO EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME ON APRIL 4, 1997, UNLESS EXTENDED.

     If you wish to accept the offer and tender your shares, please direct your commercial bank, broker, trust company or other nominee to effect the transaction on your behalf.

     If you have any questions on how to tender your shares or need an extra copy of the Tender Offer materials, please call the Information Agent:

                  GEORGESON & COMPANY INC. AT (800) 223-2064

     If you have any general questions regarding the Tender Offer, please call the Dealer Manager:

             MERRILL LYNCH & CO. AT (888) ML4-TNDR ((888) 654-8637)